Exhibit 99.1

PRESS RELEASE
Fidelity National Financial, Inc. Announces the Closing of the Acquisition of Commonwealth Land Title
Insurance Company, Lawyers Title Insurance Corporation and United Capital Title Insurance Company
     Jacksonville, Fla. — (December 22, 2008) — Fidelity National Financial, Inc. (NYSE:FNF) today announced the closing of the acquisition of LandAmerica Financial Group, Inc.’s two principal title insurance underwriters, Commonwealth Land Title Insurance Company (“Commonwealth”) and Lawyers Title Insurance Corporation (“Lawyers”), as well as United Capital Title Insurance Company (“United”).
     The total purchase price for Commonwealth and Lawyers was approximately $235 million. Chicago Title Insurance Company (“Chicago Title”) and Fidelity National Title Insurance Company (“Fidelity National Title”) paid a total of approximately $135 million in cash to LFG. Additionally, FNF paid LFG a total consideration of approximately $100 million consisting of a $50 million subordinated note due in 2013, with an interest rate of 2.36 percent, and approximately $50 million in FNF common stock.
     “The acquisition of these established title insurance franchises is an historic opportunity for FNF,” said Chairman William P. Foley, II. “This combination creates the largest title insurer in the United States, with pro forma 2007 market share of approximately 46% and dominant positions in both the residential and commercial markets. We will have an unrivaled balance sheet, including an investment portfolio of approximately $5.5 billion and reserve for claim losses that will exceed $2.3 billion. We are thrilled to welcome these underwriters and their employees, agents and customers into the FNF title insurance family and are confident that Commonwealth, Lawyers and United will provide significant contributions to our ongoing goal of continually creating value for our shareholders.”

     Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, specialty insurance, claims management services and information services. FNF is one of the nation’s largest title insurance companies through its title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — that issue approximately 27 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. FNF is also a leading information services company in the human resource, retail and transportation markets through another minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; changes in general economic, business and political conditions, including changes in the financial markets; continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com